UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): February 2, 2018

WestRock Company

(Exact name of registrant as specified in charter)

Delaware	001 -37484	47-3335141
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

1000 Abernathy Road, Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

(770) 448-2193

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.07. Submission of Matters to a vote of Security Holders

WestRock Company held its annual meeting of stockholders on February 2, 2018, at which the Company submitted the following matters to a vote of its stockholders:

Votes cast for or withheld regarding 12 individuals nominated for election to serve on the Company’s board of directors for a term expiring in 2019 were as follows:

	For	Against	Withheld	Broker Non-Vote
Timothy J. Bernlohr	205,641,794	2,803,516	552,333	18,475,985
J. Powell Brown	207,947,054	909,373	141,216	18,475,985
Michael E. Campbell	208,030,977	458,537	508,129	18,475,985
Terrell K. Crews	208,100,847	346,274	550,522	18,475,985
Russell M. Currey	208,117,215	711,337	169,091	18,475,985
John A. Luke, Jr.	203,528,594	4,983,764	485,285	18,475,985
Gracia C. Martore	207,565,233	939,355	493,055	18,475,985
James E. Nevels	205,912,985	2,598,431	486,227	18,475,985
Timothy H. Powers	208,116,924	392,677	488,042	18,475,985
Steven C. Voorhees	207,959,839	947,317	90,487	18,475,985
Bettina M. Whyte	207,875,755	627,058	494,830	18,475,985
Alan D. Wilson	207,524,441	987,608	485,594	18,475,985

Votes cast for or against, as well as the number of abstentions and broker non-votes regarding each of the matters noted below, were as follows:

	For	Against	Abstain	Broker Non- Vote
Advisory vote on executive compensation	205,667,540	2,730,694	599,409	18,475,985
Approve the WestRock Company Second Amended and Restated Annual Executive Bonus Plan	205,457,439	2,938,822	601,382	18,475,985
Approve the WestRock Company Amended and Restated 2016 Incentive Stock Plan	175,145,746	33,263,759	588,138	18,475,985
Ratify the appointment of Ernst & Young LLP to serve as independent registered public accounting firm of the Company	224,869,730	2,528,012	75,886	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY
(Registrant)

Date: February 5, 2018	By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice-President, General Counsel
And Secretary